UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION RE QUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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FENIMORE ASSET MANAGEMENT TRUST
(Name of Registrant as Specified In Its Charter)
___________________________________
(Name of Person Filing Proxy Statement, if other than the Registrant)

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FENIMORE ASSET MANAGEMENT TRUST

(the “Trust”)

FAM Value Fund

(Investor Shares: FAMVX)

(Institutional Shares: FAMWX)

FAM Dividend Focus Fund

(Investor Shares: FAMEX)

(Institutional Shares: TBD)

FAM Small Cap Fund

(Investor Shares: FAMFX)

(Institutional Shares: FAMDX)

(the “Funds”)

Supplement dated October 8, 2026 to the

Proxy Statement dated September 23, 2026 (the “Proxy Statement”)

This supplement provides new and additional information beyond that contained in the Proxy Statement.

On September 23, 2026, the Proxy Statement was filed with the Securities and Exchange Commission (“SEC”) in connection with the meeting of shareholders of the Funds scheduled for November 6, 2026 at 11:00 a.m., Eastern time (the “Meeting”). The purpose of the Meeting is to consider two proposals: (1) to elect six Trustees of the Trust; and (2) to change FAM Small Cap Fund from a diversified company to a non-diversified company.

This supplement is being filed solely to correct the number of shares of each Fund entitled to vote at the Meeting, based on shares outstanding as of the record date, September 11, 2026 (“Shares Outstanding”). Accordingly, the table in Exhibit A to the Proxy Statement is deleted in its entirety and replaced with the following:

Shares Outstanding as of the Record Date

Fund	Share Class	Shares Outstanding as of the Record Date
FAM Value Fund	Investor Shares Institutional Shares	16,364,638.56 334,664.46
FAM Dividend Focus Fund	Investor Shares Institutional Shares	10,482,044.41 N/A
FAM Small Cap Fund	Investor Shares Institutional Shares	8,093,276.84 5,038,988.27

Further Information

For further information, please contact the Funds toll-free at 1-800-932-3271 or by visiting the Fund’s website at fenimoreasset.com. This supplement should be read in conjunction with the Proxy Statement filed with the SEC on September 23, 2026. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement controls. This supplement does not change or update any of the other disclosures contained in the Proxy Statement.

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE